Filed Pursuant to Rule 433

Registration No. 333-277211

November 6, 2024

FREE WRITING PROSPECTUS

(To Product Supplement No. 2 dated May 8, 2024, Prospectus Supplement dated February 21, 2024 and Prospectus dated February 21, 2024)

HSBC USA Inc.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

☐	Linked to the lowest performing of the common stock of Advanced Micro Devices, Inc. and the common stock of NVIDIA Corporation (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
☐	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms

☐	If the price of the lowest performing Underlying Stock increases (regardless of the extent of that increase) or if the price of the lowest performing Underlying Stock decreases but the decrease is not more than 40%, you will receive the face amount plus a contingent fixed return of at least 18.75% (to be determined on the pricing date) of the face amount
☐	If the price of the lowest performing Underlying Stock decreases by more than 40%, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price, and you will lose more than 40%, and possibly all, of the face amount

☐	Investors may lose a significant portion or all of the face amount
☐	Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing Underlying Stock significantly exceeds its starting price; you will not participate in any appreciation of the lowest performing Underlying Stock beyond the contingent fixed return
☐	Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably
☐	All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuer of any Underlying Stock for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, or product supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page FWP-8 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement, and page PS-5 of the accompanying product supplement.

	Original Offering Price	Maximum Underwriting Discount (1)	Minimum Proceeds to HSBC
Per Security	$1,000.00	Up to $23.25	At least $976.75
Total	$	$	$

(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agent’s Commission and Other Fees” in this free writing prospectus and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is expected to be between $920.00 and $965.00 per security, which is expected to be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Securities—Estimated Initial Value” on page FWP-3 and “Selected Risk Considerations” beginning on page FWP-8 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Terms of the Securities

Issuer:	HSBC USA Inc.
Market Measures:	The lowest performing of common stock of Advanced Micro Devices, Inc. (Bloomberg ticker: AMD) (the “AMD”) and the common stock of NVIDIA Corporation (Bloomberg ticker: NVDA) (the “NVDA”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
Original Offering Price:	$1,000 per security
Face Amount:	The principal amount of $1,000 per security. References in this free writing prospectus to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	November 15, 2024
Issue Date*:	November 20, 2024
Calculation Day*:	November 24, 2025, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	November 28, 2025, subject to postponement. The securities are not subject to redemption at the option of HSBC or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price: $1,000 plus the contingent fixed return

•      if the ending price of the lowest performing Underlying Stock is less than its threshold price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price and will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Contingent Fixed Return:	The “contingent fixed return” will be determined on the pricing date and will be at least 18.75% of the face amount per security (at least $187.50 per security). As a result of the contingent fixed return, the maximum maturity payment amount will be at least $1,187.50 per security.
Threshold Price:	With respect to each Underlying Stock, 60.00% of its starting price.
Lowest Performing Underlying Stock:	The Underlying Stock with the lowest stock return.
Stock Return:	The “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Starting Price:	With respect to each Underlying Stock, its stock closing price on the pricing date.
Ending Price:	With respect to each Underlying Stock, its stock closing price on the calculation day.
Stock Closing Price:	With respect to each Underlying Stock, its stock closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

FWP-2

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed, and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Selected Risk Considerations — The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Pricing Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”
Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447BPE6 / US40447BPE64

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation day, the stated maturity date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

FWP-3

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the Underlying Stocks. Although the offering relates to the Underlying Stocks, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Stocks, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, and the product supplement No. 2 dated May 8, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page FWP-9 of this free writing prospectus and in “Risk Factors” beginning on page PS-5 of the product supplement, and beginning on page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the product supplement, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the product supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the product supplement, prospectus supplement and prospectus if you request them by calling toll-free 1-866-811-8049.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this free writing prospectus are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated May 8, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

FWP-4

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●	seek a contingent fixed return of at least 18.75% (to be determined on the pricing date) of the face amount if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price;
●	are willing to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its starting price by more than 40%, they will be fully exposed to the decrease in the price of the lowest performing Underlying Stock from its starting price, and will lose more than 40%, and possibly all, of the face amount at maturity;
●	understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price of the lowest performing Underlying Stock exceeds its starting price;
●	understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock and that they will not benefit in any way from the performance of the better performing Underlying Stock;
●	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
●	are willing to forgo periodic interest payments on the securities and dividends or other distributions paid on the Underlying Stocks; and
●	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
●	seek a security with a fixed term;
●	seek full exposure to the upside performance of the lowest performing Underlying Stock;
●	are unwilling to accept the risk the ending price of the lowest performing Underlying Stock may decrease from its starting price by more than 40%;
●	seek full return of the face amount of the securities at stated maturity;
●	seek exposure to a basket composed of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;
●	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, and may be as low as the lower estimate set forth on the cover page;
●	seek current income;
●	are unwilling to accept the risk of exposure to the Underlying Stocks;
●	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
●	are unwilling to accept the credit risk of HSBC; or
●	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Underlying Stocks, please see “The Underlying Stocks” below.

FWP-5

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Determining The Maturity Payment Amount

On the stated maturity date, you will receive the maturity payment amount calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

FWP-6

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Ending Price Of The Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose More Than 40%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the lowest performing Underlying Stock relative to its starting price and the other terms of the securities. Because the price of each Underlying Stock will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If ending price of the lowest performing Underlying Stock is less than its threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price. The threshold price for each Underlying Stock is 60% of its starting price. For example, if the lowest performing Underlying Stock has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside feature and you will lose 40.1% of the face amount per security. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock declines below its threshold price and you will lose more than 40%, and possibly all, of the face amount per security at maturity. This is the case even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

You Will Receive The Contingent Fixed Return Only If The Ending Price Of The Lowest Performing Underlying Stock Is Greater Than Or Equal To Its Threshold Price.

You will receive the contingent fixed return only if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price. If the ending price of the lowest performing Underlying Stock is less than its threshold price, then you will not receive the contingent fixed return, and you will suffer a loss on the securities.

The Potential Return On The Securities Is Limited To The Contingent Fixed Return.

The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending price of the lowest performing Underlying Stock exceeds its starting price. The lowest performing Underlying Stock could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlying Stock.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of the other Underlying Stock. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying Stock, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. Although it is necessary for each Underlying Stock to close at or above its respective threshold price on the calculation day for you to receive the contingent fixed return of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

FWP-7

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the "IRS"), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled "United States Federal Tax Considerations."

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to an Underlying Stock will be postponed if the originally scheduled calculation day is not a trading day with respect to either Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the issuer of any Underlying Stock for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Will Be Determined By Us On The Pricing Date, Is Expected To Be Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities will be calculated by us on the pricing date and is expected to be less than the original offering price. The estimated initial value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Stocks and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

FWP-8

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity will be affected by the then-current price of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Stock; volatility of the Underlying Stocks; correlation among the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stocks may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the face amount plus the contingent fixed return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity.

Risks Relating To The Underlying Stocks

Any Payments On The Securities Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on an Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of an Underlying Stock would have.

•	Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than Any Original Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Cannot Control Actions By Any Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Risks Relating To Conflicts Of Interest

FWP-9

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlying Stock and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" and “—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of an Underlying Stock.

•	Business activities of our affiliates or any participating dealer or its affiliates with an Underlying Stock Issuer may adversely affect the price of an Underlying Stock.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

For a discussion of the U.S. federal income and estate tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-10

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments at maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price for any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of either Underlying Stock. The actual starting price and threshold price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices for each Underlying Stock, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Contingent Fixed Return:	18.75% of the face amount or $187.50 per security (the lowest possible contingent fixed return that may be determined on the pricing date)
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $60.00 (60% of the hypothetical starting price)

Hypothetical Payout Profile

FWP-11

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Hypothetical Returns

Hypothetical ending price of the lowest performing Underlying Stock	Hypothetical stock return of the lowest performing Underlying Stock(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$175.00	75.00%	$1,187.50	18.75%
$150.00	50.00%	$1,187.50	18.75%
$140.00	40.00%	$1,187.50	18.75%
$130.00	30.00%	$1,187.50	18.75%
$120.00	20.00%	$1,187.50	18.75%
$110.00	10.00%	$1,187.50	18.75%
$105.00	5.00%	$1,187.50	18.75%
$100.00	0.00%	$1,187.50	18.75%
$90.00	-10.00%	$1,187.50	18.75%
$80.00	-20.00%	$1,187.50	18.75%
$70.00	-30.00%	$1,187.50	18.75%
$60.00	-40.00%	$1,187.50	18.75%
$59.00	-59.00%	$590.00	-41.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The stock return of the lowest performing Underlying Stock is equal to the percentage change from its starting price to its ending price (i.e., its ending price minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

FWP-12

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Hypothetical Examples

Example 1.  Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the stock return of the lowest performing Underlying Stock:

	AMD	NVDA
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$110.00	$105.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return:	10.00%	5.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the AMD has the lowest stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to:

$1,000 + contingent fixed return

$1,000 + $187.50

= $1,187.50

On the stated maturity date, you would receive $1,187.50 per security.

Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the stock return of the lowest performing Underlying Stock:

	AMD	NVDA
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$150.00	$130.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return on the calculation day:	50.00%	30.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the NVDA has the lowest stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to:

$1,000 + contingent fixed return

$1,000 + $187.50

= $1,187.50

On the stated maturity date, you would receive $1,187.50 per security. Even though the lowest performing Underlying Stock increased by 30% from its starting price to its ending price in this example, your return is limited to the contingent fixed return of 18.75%.

FWP-13

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

Example 3. Maturity payment amount reflects a return equal to the contingent fixed return even though the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price:

	AMD	NVDA
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$90.00	$130.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return on the calculation day:	-10.00%	30.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the AMD has the lowest stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to:

$1,000 + contingent fixed return

$1,000 + $187.50

= $1,187.50

On the stated maturity date, you would receive $1,187.50 per security. Although the price of the lowest performing Underlying Stock decreased from its starting price to its ending price in this example, because the lowest performing Underlying Stock has not decreased by more than 40%, you receive the contingent fixed return of 18.75%.

Example 4. The maturity payment amount is less than the face amount:

	AMD	NVDA
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$20.00	$105.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return on calculation day:	-80.00%	5.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, the AMD has the lowest stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

$1,000 + ($1,000 × -80.00%)

= $200.00

On the stated maturity date you would receive $200.00 per security. As this example illustrates, if any Underlying Stock depreciates by more than 40% from its starting price to its ending price, you will incur a loss on the securities at maturity, even if the other Underlying Stock has appreciated or has not declined below its respective threshold price.

FWP-14

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

The Underlying Stocks

Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc. produces semiconductor products and devices. The company offers products such as microprocessors, embedded microprocessors, chipsets, graphics, video and multimedia products and supplies it to third-party foundries, as well as provides assembling, testing, and packaging services. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 2488 or SEC file number: 001-07882. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “AMD.”

Historical Data

We obtained the closing prices of AMD in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of AMD should not be taken as an indication of future performance, and no assurances can be given as to the closing price of AMD on the calculation days. We cannot give you assurance that the performance of AMD will result in the return of any of your investment.

The following graph sets forth stock closing prices of AMD for the period from January 1, 2019 to October 28, 2024. The closing price of AMD on October 28, 2024 was $159.92.

Historical Performance of AMD

Source: Bloomberg

FWP-15

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

NVIDIA Corporation

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company offers products that provides interactive 3D graphics to the mainstream personal computer market. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1045810 or SEC file number: 000-23985. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “NVDA.”

Historical Data

We obtained the closing prices of NVDA in the graph below from Bloomberg without independent verification. The historical performance of NVDA should not be taken as an indication of future performance, and no assurances can be given as to the closing price of NVDA on the calculation days. We cannot give you assurance that the performance of NVDA will result in the return of any of your investment.

The following graph sets forth daily closing prices of NVDA for the period from January 1, 2019 to October 28, 2024. The closing price of NVDA on October 28, 2024 was $140.52.

Historical Performance of NVDA

Source: Bloomberg

FWP-16

Market Linked Securities— Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of

Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due November 28, 2025

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Underlying Stocks. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Underlying Stocks. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided you have held the security for more than one year at such time for U.S. federal income tax purposes. If the securities are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date.

We will not attempt to ascertain whether any Underlying Stocks would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying Stocks were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlying Stocks and consult your tax advisor regarding the possible consequences to you if any Underlying Stock is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the terms of the securities and market conditions as of the date of this preliminary pricing supplement, the Issuer expects that the securities will not be treated as “delta-one” instruments and, therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-17